EXHIBIT: 99.1

SYSOREX EXPANDS EXECUTIVE TEAM TO SUPPORT CONTINUED GROWTH

Sysorex Announces CFO Veteran Will Frederick joins Company and Wendy Loundermon becomes VP of Finance

Sysorex Global Holdings Corp. – PALO ALTO, CA (BUSINESS WIRE) – (October 2, 2014) (NASDAQ: SYRX) (“Sysorex”), a global technology provider specializing in big data analytics and location-based mobile solutions for the private and public sectors, today announced that Will Frederick has joined the company as Chief Financial Officer effective October 1, 2014. Mr. Frederick replaces Ms. Wendy Loundermon who will now serve as VP of Finance.

“Mr. Frederick brings a wealth of experience to Sysorex and we are pleased to welcome him as an integral member of our team,” said Nadir Ali, CEO of Sysorex Global Holdings Corp. “Ms. Loundermon has been instrumental in helping Sysorex achieve our recent growth and we congratulate her on her new role as VP of Finance” he continued.

“These are exciting times for Sysorex and I am delighted to be joining such a terrific management team and look forward to contributing toward the continued growth of the company in the years ahead,” commented Will Frederick.

Mr. Frederick brings more than 25 years of financial leadership to Sysorex in strategic planning, financial reporting, mergers, acquisitions, and international finance in both public and private companies. Prior to joining Sysorex, Mr. Frederick served as Chief Financial Officer at Neural ID LLC; Chief Financial Officer of Entelos Holding Corp., which was acquired by Rosa & Co.; VP Finance and CFO Global Communications Solutions at Avaya Inc.; Chief Financial Officer of NovaRay Medical Inc.; and Senior Vice President and Chief Financial Officer at Pharsight Corp., which was acquired by Tripos International. Mr. Frederick also served in senior finance roles at Versata Inc., Clarent Corp. and ACT Networks Inc., prior to their respective acquisitions.

Mr. Frederick received his Bachelor of Business Administration from California State University at Fullerton and his MBA from California State University at Long Beach.

About Sysorex Global Holdings

Through focused, custom technology solutions, Sysorex (NASDAQ:SYRX) provides cyber security, data analytics, custom application development, cloud solutions, Mobile/BYOD solutions and strategic outsourcing to government and commercial clients in major industries around the world. From identifying security risks to helping clients realize value from their big data strategies, Sysorex has the experience, technology, partners, and agility to be your trusted IT partner. Visit www.sysorex.com, follow @SysorexGlobal and Like us on Facebook.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

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For more information, contact:

Sysorex Investor Relations Contact:

Scott Arnold

Managing Director

CorProminence LLC

377 Oak Street

Concourse 2

Garden City, NY 11530

+1 516 222 2560

www.corprominence.com